RESTRICTED STOCK AWARD

THIS STOCK AWARD ("Award") is granted this first day of February, 2007 by Westell Technologies, Inc., a Delaware corporation ("Westell Technologies") to Thomas E. Mader (the "Executive").

WHEREAS, Westell Technologies is of the opinion that its interests will be advanced by granting Executive a proprietary interest in Westell Technologies, thus providing Executive with a more direct stake in Westell Technologies' welfare and creating a closer relationship between Executive's interests and those of Westell Technologies;

NOW, THEREFORE, in consideration of services rendered to Westell Technologies by the Executive and the services and other conditions required hereunder, Westell Technologies hereby grants this Award to Executive pursuant to the WESTELL TECHNOLOGIES, INC. 2004 STOCK INCENTIVE PLAN on the terms expressed herein.

1. Stock Award. Westell Technologies hereby grants to Executive an award of five hundred thousand (500,000) shares of Class A common stock of Westell Technologies (the "Award Shares"), subject to the forfeiture and nontransferability provisions set forth in Sections 2 and 3, respectively, and the other terms and conditions set forth herein.

2. Restrictions. Except for such proportions as shall have been released pursuant to Section 4 from the forfeiture period set forth in Section 3, the Executive shall not sell, assign, transfer, convey, pledge, hypothecate, encumber, donate or otherwise dispose of any of the Award Shares under any conditions (and any disposition or attempted disposition shall be void and of no force or effect whatsoever) until February 1, 2012 , at which time the Award Shares shall be released from the restrictions herein if the Executive is then an employee of Westell Technologies.

3. Forfeiture. Except for such partial or full vesting as may occur pursuant to Section 4 below, if Executive's employment with Westell Technologies terminates prior to February 1, 2012, for any reason, whether such termination is voluntary or involuntary and whether it occurs by reason of resignation, removal, or otherwise, any Award Shares not yet vested shall be immediately forfeited and returned to Westell Technologies without any payment or other consideration for the shares. In connection therewith, Executive has executed and delivered to Westell Technologies stock powers endorsed in blank and grants Westell Technologies an irrevocable power of attorney to transfer forfeited Award Shares to Westell Technologies.

4. Vesting. (a) On February 1, 2008 one fifth (100,000) of the Award Shares shall become vested and nonforfeitable if Executive is then an employee of Westell Technologies.

(b) On February 1, 2009 an additional one fifth (100,000) of the Award Shares shall become vested and nonforfeitable if Executive is then an employee of Westell Technologies.

(c) On February 1, 2010 an additional one fifth (100,000) of the Award Shares shall become vested and nonforfeitable if Executive is then an employee of Westell Technologies.

(d) On February 1, 2011 an additional one fifth (100,000) of the Award Shares shall become vested and nonforfeitable if Executive is then an employee of Westell Technologies.

(e) On February 1, 2012 the last one fifth (100,000) of the Award Shares shall become vested and nonforfeitable if Executive is then an employee of Westell Technologies.

(f) Notwithstanding clauses (a) through (e) above, any unvested portions of the Award Shares shall fully vest upon (i) a Change of Control, or (ii) the termination of Executive's employment with Westell Technologies by reason of (A) the termination of such employment by Westell Technologies without Cause, or (B) the termination of such employment by Executive for Good Reason. As used herein, Change of Control, Cause and Good Reason have the meanings ascribed to those terms in the Employment Agreement (as amended from time to time) between Westell Technologies and the Executive dated January __ , 2007.

5. Legend. Certificates representing the Award Shares (and any shares received in respect of the Award Shares as contemplated by Paragraph 7) shall bear a legend as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE ISSUER AND THE HOLDER DATED FEBRUARY 1, 2007, A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

6. Dividends. Executive shall be entitled to receive and retain all dividends and other distributions paid on the Award Shares granted under this Award that have not been forfeited except for stock dividends. Executive shall not be entitled to receive any dividends or other distributions on any Award Shares that are paid after the Award Shares have been forfeited.

7. Adjustments and Certain Distributions. In the event that, prior to the termination of the restrictions hereunder on all the Award Shares, Westell Technologies shall have effected one or more stock splits, stock dividends or other increases of its common stock outstanding without receiving consideration therefor, all stock received by Executive in respect of the Award Shares that are then subject to the restrictions and risk of forfeiture hereunder shall also be held subject to such restrictions and risk of forfeiture. In addition, any stock or other securities of any Westell Technologies subsidiaries received by Executive in respect of any Award Shares that are then subject to the restrictions and risk of forfeiture hereunder shall also be held subject to such restrictions and risk of forfeiture.

8. Non-Transferability. This Award and the rights and privileges conferred by this Award are personal to Executive and shall not, until vested, be sold, assigned, transferred, conveyed, pledged, hypothecated, encumbered or donated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

9. Withholding Taxes. Not withstanding anything to the contrary in this Award, the lapse of restrictions on the Award Shares is further conditioned on any applicable withholding taxes having been collected by lump sum payroll deduction or by direct payment by the Executive to Westell Technologies. If Executive does not make such payment when requested, Westell Technologies may refuse to deliver the Award Shares and to remove the legend on the Award Shares unless and until arrangements satisfactory to Westell Technologies for such payment have been made.

IN WITNESS WHEREOF, Westell Technologies has caused this Award to be granted on the date first above written.

Westell Technologies, Inc.

By:
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Title______________________________

ACCEPTED:

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Thomas E. Mader

ASSIGNMENT SEPARATE FROM CERTIFICATE

ASSIGNMENT OF RESTRICTED STOCK THAT HAS BEEN FORFEITED

UNDER TERMS OF FEBRUARY 1, 2007 STOCK AWARD

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to Westell Technologies, Inc., ________________________shares of Class A Common Stock of Westell Technologies, Inc., standing in the name of the undersigned on the books of the corporation represented by Certificate No. ____________, and does hereby irrevocably constitute and appoint ________________ to transfer said stock on the books of the corporation with full power of substitution in the premises.

Dated: _____________________________

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Thomas E. Mader